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                                                              EXHIBIT 23.8

                                    CONSENT

  The undersigned, on behalf of Marketing Logistics, hereby consents to the use by Genesis Direct, Inc. of certain statistical information of Marketing Logistics in a registration statement filed or to be filed with the Securities and Exchange Commission.

                                       Marketing Logistics

                                            /s/ Arnold L. Fishman
                                       By: ___________________________________

                                       Name: Arnold L. Fishman
                                       Title:

                                       Dated: April 13, 1998